EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference under item 9.01 of Form 8-K, filed on November 4, 2015, by Premier Exhibitions Inc. of our reported dated March 27, 2015, with respect to the consolidated financial statements of Dinoking Tech Inc. as of and for the years ended December 31, 2014 and 2013.

MNP LLP

November 4, 2015